UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2023
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Immuneering Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40675	26-1976972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
245 Main St.
Second Floor
Cambridge, MA 02142
(Address of principal executive offices) (Zip Code)
(617) 500-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	IMRX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2023, the Board of Directors (the "Board") of Immuneering Corporation (the “Company”) appointed Mallory Morales as the Company's Chief Accounting Officer and Treasurer, effective July 1, 2023 (the "Promotion Effective Date"). Ms. Morales has served as the Company's Vice President, Finance and Treasurer since August 2022 and, prior to that, served as the Company's Vice President, Finance from May 2021 to August 2022. Ms. Morales will continue to serve as the Company's principal financial officer and principal accounting officer following the Promotion Effective Date.
In connection with her promotion, and effective as of the Promotion Effective Date, Ms. Morales' annual base salary will be increased to $348,000, and her annual target incentive bonus will be increased to equal 35% of her annual base salary.
In addition, the Compensation Committee of the Board approved the grant of an option to purchase 15,000 shares of the Company's Class A common stock (the "Option") to Ms. Morales, subject to the terms of the Company's 2021 Incentive Award Plan (the "Plan") and a stock option agreement by and between the Company and Ms. Morales. The Option has an exercise price equal to the Fair Market Value (as defined in the Plan) on the date of grant. Subject to Ms. Morales continued service to the Company, the Option will vest in 48 substantially equal monthly installments following the Promotion Effective Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNEERING CORPORATION

Date: June 14, 2023	By:	/s/ Michael D. Bookman
Name: Michael D. Bookman
Title: Chief Legal Officer and Secretary